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                                                                    EXHIBIT 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ProAssurance Corporation of our report dated March 14, 2000, relating to the financial statements, which appears in Professionals Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Grand Rapids, Michigan
November 3, 2000